SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]          Preliminary Proxy Statement
[  ]          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]          Definitive Proxy Statement
[X]         Definitive Additional Materials
[  ]          Soliciting Material Pursuant to Section 240.14a-12

WNC CALIFORNIA HOUSING TAX CREDITS II, L.P.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]          No fee required.
[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
           1)  Title of each class of securities to which transaction applies:
           2)  Aggregate number of securities to which transaction applies:
           3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           4) Proposed maximum aggregate value of transaction:
           5) Total fee paid:

[  ]           Fee paid previously with preliminary materials.
[  ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           1) Amount Previously Paid:
           2) Form, Schedule or Registration Statement No.:
           3) Filing Party:
           4) Dated Filed:

November 12, 2010

«ContactName»
«BRKNAMEB»
«BrkAddress»
«BRkaddr2»
«BrkCity», «BrkState» «BrkZip»

Re:	WNC California Housing Tax Credits II, L.P. (the “Partnership”)
Link to Consent Solicitation:
http://www.wncinc.com/Investor/Downloads/Proxies/CF2SuperProxy.pdf

Dear Registered Rep:

Please know that a Consent Solicitation Statement dated November 12, 2010 (the “Solicitation”) is being sent to your client(s) in regards to liquidation plans for the Partnership.  A link to the Solicitation is included.   Original projections for the Partnership were to produce tax credits sufficient to offset approximately $16,000-$17,000 of federal and California income tax liabilities over the first ten years per $10,000 of the original investment.  The Partnership exceeded projections and yielded $17,600 per $10,000 investment, or approximately 176.77%, in tax credits, not including tax deductions in the form of passive losses.  Upon liquidation there will be capital gain.  It is expected that investors can utilize unused passive losses to offset the capital gain.  Please download the Solicitation for details.

It is estimated that this liquidation plan may take from one year to three years.  Below is a list of reasons that support voting for liquidation of the Partnership:

•	The Apartment Complexes no longer produce tax credits for the Limited Partners and the current tax losses may not be usable by most Limited Partners.

•	Liquidation of the Partnership will provide some Limited Partners with additional tax benefits by freeing up previously suspended and unused passive activity losses.

•	Liquidation of the Partnership would eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership.

•	The Apartment Complexes are aging, and administrative, maintenance and repair costs are expected to increase.

•	Costs of operating the Partnership will continue to hold steady even if there are fewer properties that provide cash to the Partnership.

17782 Sky Park Circle • Irvine, CA 92614-6404 • Phone 714/662 5565 • Fax 714/708 8498

•	There is no established market for the Units and the Units can only be sold, if at all, at a discount. The Units are difficult for the Limited Partners to dispose of without the Liquidation.

•	Other alternatives to the Liquidation are unlikely to produce returns to the Limited Partners.

Please feel free to contact Investor Services at (714) 662-5565, ext 600 or via email at investorservices@wncinc.com with any further questions or concerns.  A copy of the proxy also is available upon request.

Regards,
Investor Services
WNC & Associates, Inc.

CLIENT LIST

«Merged»